Exhibit 99.1

Lyft Announces Record First Quarter Results

First quarter revenue grew to $776 million, up 95% year-over-year

Active Riders grew to over 20.5 million in the quarter

SAN FRANCISCO, CA, May 7, 2019—Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its first quarter ended March 31, 2019.

“The first quarter was a strong start to an important year, our first as a public company,” said Logan Green, Co-Founder and CEO of Lyft. “Our performance was driven by the increased demand for our network and multi-modal platform, as Active Riders grew 46 percent and revenue grew 95 percent year-over-year. Transportation is one of the largest segments of our economy and we are still in the very early stages of an enormous secular shift from personal car ownership to Transportation-as-a-Service.”

First Quarter 2019 Highlights

•	Lyft reported Q1 revenue of $776.0 million versus $397.2 million in the first quarter of 2018, an increase of 95 percent year-over-year.

•

Net loss for Q1 includes $894 million of stock-based compensation and related payroll tax expenses, primarily due to RSU expense recognition in connection with our initial public offering. As a result, net loss for Q1 2019 was $1,138.5 million versus a net loss of $234.3 in the same period of 2018. Net loss margin was not meaningful in the quarter and (59.0%) in the first quarter of 2018.

•

Adjusted net loss was $211.5 million versus an adjusted net loss of $228.4 million in the first quarter of 2018. Adjusted net loss is adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the insurance reserve attributable to historical periods, and cost related to acquisitions.

•

Lyft reported Contribution of $384.9 million versus $140.4 million in the first quarter of 2018, up 174% year-over-year. Contribution Margin increased to 49.6% from 35.4% versus the first quarter of 2018.

•	Adjusted EBITDA was ($216.0) million versus ($238.7) million in the first quarter of 2018. Adjusted EBITDA Margin was (27.8%) versus (60.1%) in the first quarter of 2018.

•	Lyft’s IPO Registration Statement was declared effective on March 28, 2019. The IPO closed on April 2, 2019.

	Fiscal 2018 Q1	Fiscal 2019 Q1	year-over-year change
Active Riders (in millions)	14.0	20.5	46%
Revenue per Active Rider	$28.27	$37.86	34%

Revenue (in millions)	$397	$776	95%

Outlook:

For Q2, we anticipate:

•	Total revenue to be between $800 million and $810 million

•	Adjusted EBITDA loss to be between $270 million and $280 million

For FY 2019, we anticipate:

•	Total revenue to be between $3.275 billion and $3.3 billion

•	Adjusted EBITDA loss to be between $1.15 billion and $1.175 billion

For more information regarding the non-GAAP financial measures discussed in this letter, please see “GAAP to non-GAAP Reconciliations” below. Guidance for adjusted EBITDA loss excludes interest income, other income (expense), provision for income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the insurance reserve attributable to historical periods, and costs related to acquisitions. We have not reconciled adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. A reconciliation of historical adjusted EBITDA is below.

Webcast

Lyft will host a webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft

Lyft was founded in 2012, and has over 30 million riders and 2 million drivers. We are singularly focused on improving people’s lives with the world’s best transportation and committed to building reliable, affordable and sustainable transportation.

Available Information

Lyft intends to use its Investor Relations website, its blog and its Twitter account as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Lyft’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding the deployment of vehicles on the Lyft platform and timing of such deployment, Lyft’s future financial and operating performance, including its outlook and guidance for the second quarter and full year 2019, demand for Lyft’s products and services and the markets in which Lyft operates and the future of Transportation-as-a-Service. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding our ability to forecast our business due to our limited operating history, our competition, fluctuations in the ridesharing market, our ability to attract and retain drivers and riders and our partner relationships. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft’s filings with the Securities and Exchange Commission, including Lyft’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 29, 2019 and in our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics

Lyft defines Active Riders as all riders who take at least one ride on our multimodal platform through the Lyft app during a quarter. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders since using the Lyft app is not required. With acquired businesses, including Motivate, only riders that have taken a ride or rented a bike or scooter through our Lyft app during the quarter will count as an Active Rider. Additionally, our calculation of Active Riders is not based on any standardized industry methodology and is not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Lyft defines Revenue per Active Rider as quarterly revenue divided by the number of Active Riders for the same quarter.

Non-GAAP Financial Measures

To supplement Lyft’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including adjusted net loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines adjusted net loss as net loss adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the insurance reserve attributable to historical periods, and cost related to acquisitions; Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the insurance reserve attributable to historical periods, and cost related to acquisitions; Lyft defines Contribution Margin for a period as Contribution for the period divided by Revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted to exclude interest income, other income (expense), provision for income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the insurance reserve attributable to historical periods, and cost related to acquisitions. Adjusted EBITDA Margin is calculated by dividing adjusted EBITDA for a period by revenue for the same period.

Lyft records changes to historical insurance claims under ridesharing for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in earlier periods. For example, if in the first quarter of a given year, the cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of a previously reported prior period. Lyft believes these prior period insurance reserve changes do not illustrate the current period performance of Lyft’s ongoing operations since these prior period reserve changes relate to claims that could date back potentially years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period reserve changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of adjusted net loss, Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the exclusion of the insurance reserves adjustment from adjusted net loss, Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

Lyft uses adjusted net loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted net loss, Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted net loss, Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, adjusted net loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Catherine Buan	Adrian Durbin / Alexandra LaManna
investor@lyft.com	press@lyft.com

LYFT, INC.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$329,515	$517,690
Short-term investments	705,371	1,520,180
Prepaid expenses and other current assets	345,526	282,572

Total current assets	1,380,412	2,320,442
Property and equipment, net	120,473	109,257
Operating lease right of use assets	304,605	—
Goodwill	150,650	152,085
Intangible assets, net	108,572	117,733
Restricted cash and cash equivalents	172,506	187,374
Restricted investments	993,335	863,713
Other assets	10,354	9,439

Total assets	$3,240,907	$3,760,043

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$39,394	$32,343
Insurance reserves	936,984	810,273
Accrued and other current liabilities	702,009	606,203
Operating lease liabilities — current	73,676	—

Total current liabilities	1,752,063	1,448,819
Operating lease liabilities	263,755	—
Other liabilities	4,660	30,458

Total liabilities	2,020,478	1,479,277

Redeemable convertible preferred stock, $0.00001 par value, 227,328,900 shares authorized as of March 31, 2019 and December 31, 2018; 219,175,709 issued and outstanding as of March 31, 2019 and December 31, 2018	5,152,047	5,152,047

Stockholders’ deficit
Common stock, $0.00001 par value, 340,000,000 shares authorized as of March 31, 2019 and December 31, 2018; 35,831,684 and 22,438,472 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	149,999	73,916
Accumulated other comprehensive income	2,186	133
Accumulated deficit	(4,083,803)	(2,945,330)

Total stockholders’ deficit	(3,931,618)	(2,871,281)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$3,240,907	$3,760,043

LYFT, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$776,027	$397,188

Costs and expenses
Cost of revenue	462,857	260,609
Operations and support	187,235	59,905
Research and development	630,960	63,192
Sales and marketing	275,129	168,707
General and administrative	376,736	90,154

Total costs and expenses	1,932,917	642,567

Loss from operations	(1,156,890)	(245,379)
Interest income	19,654	11,501
Other income (expense)	146	(55)

Loss before income taxes	(1,137,090)	(233,933)
Provision for income taxes	1,383	406

Net loss	$(1,138,473)	$(234,339)

Net loss per share, basic and diluted	$(48.53)	$(11.69)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	23,459	20,039

Stock-based compensation included in costs and expenses above
Cost of revenue	$41,489	$105
Operations and support	51,404	51
Research and development	506,206	728
Sales and marketing	45,111	127
General and administrative	215,276	985

LYFT, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(1,138,473)	$(234,339)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	23,135	1,138
Stock-based compensation	859,486	1,996
Amortization of premium on marketable securities	24	213
Accretion of discount on marketable securities	(10,081)	(3,753)
Other	103	10
Changes in operating assets and liabilities
Prepaid expenses and other assets	(46,307)	(7,272)
Operating lease right-of-use assets	19,518	—
Accounts payable	1,161	(13,270)
Insurance reserves	126,711	89,730
Accrued and other liabilities	94,238	85,924
Lease liabilities	(14,342)	—

Net cash used in operating activities	(84,827)	(79,623)

Cash flows from investing activities
Purchases of marketable securities	(607,190)	(1,198,192)
Proceeds from sales of marketable securities	466,174	181,648
Proceeds from maturities of marketable securities	838,177	200,499
Purchases of property and equipment and scooter fleet	(25,126)	(3,088)
Cash paid for acquisitions, net of cash acquired	(1,711)	—

Net cash provided by (used in) investing activities	670,324	(819,133)

Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	54,196
Proceeds from exercise of stock options and other common stock issuances	1,601	1,346
Taxes paid related to net share settlement of equity awards	(784,724)	—
Payment of deferred offering costs	(5,044)	—

Net cash (used in) provided by financing activities	(788,167)	55,542

Effect of foreign exchange on cash, cash equivalents and restricted cash	102	(46)
Net decrease in cash, cash equivalents and restricted cash and cash equivalents	(202,568)	(843,260)
Cash, cash equivalents and restricted cash and cash equivalents

Beginning of period	706,486	1,178,919

End of period	$503,918	$335,659

Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$329,515	$263,229
Restricted cash and cash equivalents	172,506	72,430
Restricted cash, included in prepaid expenses and other current assets	1,897	—

Total cash, cash equivalents and restricted cash and cash equivalents	$503,918	$335,659

Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	$16,612	$10,472
Right of use assets acquired under operating leases	38,488	—
Deferred offering costs in accounts payable and accrued liabilities	2,240	—

LYFT, INC.

GAAP to non-GAAP Reconciliations

(in millions, except per share and % data)

(Unaudited)

Three Months Ended March 31, 2019

	GAAP	Amortization of intangible assets	Stock based compensation	Payroll tax expense related to stock-based compensation	Changes to insurance reserves attributable to historical periods	Costs related to acquisitions	Non-GAAP
Revenue	$776.0						$776.0
Costs and expenses
Cost of revenue	$(462.9)	$5.3	$41.5	$1.2	$23.8	$—	$(391.1)
Operations and support	(187.2)	—	51.4	2.4	—	—	(133.4)
Research and development	(631.0)	2.9	506.2	14.3	—	—	(107.6)
Sales & marketing	(275.1)	0.3	45.1	2.7	—	—	(227.0)
General and administrative	(376.7)	0.7	215.3	13.9	—	—	(146.8)

Total cost and expenses	$(1,932.9)	$9.2	$859.5	$34.5	$23.8	$—	$(1,005.9)

Loss from operations	$(1,156.9)						$(229.9)
Interest income	19.7						19.7
Other income (expense)	0.1						0.1

Loss before income taxes	(1,137.1)						(210.1)
Provision for income taxes	1.4						1.4

Net loss	$(1,138.5)						$(211.5)

Net loss per share attributable to common stockholders, basic and diluted	$(48.53)						$(9.02)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	23.5						23.5

Three Months Ended March 31, 2018

	GAAP	Amortization of intangible assets	Stock based compensation	Payroll tax expense related to stock-based compensation	Changes to insurance reserves attributable to historical periods	Costs related to acquisitions	Non-GAAP
Revenue	$397.2						$397.2
Costs and expenses
Cost of revenue	$(260.6)	$0.3	$0.1	$—	$3.4	$—	$(256.8)
Operations and support	(59.9)	—	0.1	—	—	—	(59.8)
Research and development	(63.1)	—	0.7	—	—	—	(62.4)
Sales & marketing	(168.7)	—	0.1	—	—	—	(168.6)
General and administrative	(90.2)	0.2	1.0	—	—	—	(89.0)

Total cost and expenses	$(642.5)	$0.5	$2.0	$—	$3.4	$—	$(636.6)

Loss from operations	$(245.3)						$(239.4)
Interest income	11.5						11.5
Other income (expense)	(0.1)						(0.1)

Loss before income taxes	(233.9)						(228.0)
Provision for income taxes	0.4						0.4

Net loss	$(234.3)						$(228.4)

Net loss per share attributable to common stockholders, basic and diluted	$(11.69)						$(11.40)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	20.0						20.0

LYFT, INC.

Calculations of Key Metrics and

GAAP to Non-GAAP Reconciliations

(In millions, except percentages)

(Unaudited)

	Three Months Ended March 31
	2019	2018
Contribution

Revenue	$776.0	$397.2
Less cost of revenue	462.9	260.6
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	5.3	0.3
Stock based compensation	41.5	0.1
Changes to insurance reserve attributable to historical periods	23.8	3.4
Payroll tax expense related to stock-based compensation	1.2	—

Contribution	$384.9	$140.4

Contribution Margin	50%	35%

	Three Months Ended March 31
	2019	2018
Adjusted EBITDA

Net loss	$(1,138.5)	$(234.3)
Adjusted to exclude the following:
Interest income	(19.7)	(11.5)
Other income (expense)	(0.1)	0.1
Provision for income taxes	1.4	0.4
Depreciation and amortization	23.1	1.2
Stock based compensation	859.5	2.0
Changes to insurance reserve attributable to historical periods	23.8	3.4
Costs related to acquisitions	—	—
Payroll tax expense related to stock-based compensation	34.5	—

Adjusted EBITDA	$(216.0)	$(238.7)

Adjusted EBITDA Margin	(28%)	(60%)